EXHIBIT 23.1.7

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 28, 2013, with respect to the financial statements of ATEL 16, LLC as of December 31, 2012, and for the period of December 27, 2012 (date of inception) through December 31, 2012, included in the Pre-Effective Amendment No. 3 to Registration Statement (No. 333-188924) on Form S-1 and Prospectus of ATEL 16, LLC for the registration of 15,000,000 units of limited liability company interest.

/s/ Moss Adams LLP

San Francisco, California

September 13, 2013